Exhibit 8.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

FORM OF WSGR TAX OPINION

September     , 2008

Thermage, Inc.

25881 Industrial Boulevard

Hayward, California 94545

Ladies and Gentlemen:

We have acted as counsel to Thermage, Inc., a Delaware corporation (“Parent”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the “Agreement”), made and entered into as of July 7, 2008 by and among Parent, Relay Acquisition Company, LLC, a Delaware limited liability company wholly owned by Parent (“Merger Sub II”), Reliant Technologies, Inc., a Delaware corporation (“Company”) and with respect to Articles VIII and X of the Agreement only, Steven Mendelow as Securityholder Representative and U.S. Bank National Association as Escrow Agent. Pursuant to the Agreement, (i) Relay Merger Corp., a Delaware corporation wholly owned by Parent (“Merger Sub I”) will merge with and into Company (the “First Merger”), with Company as the surviving entity of the First Merger and as a wholly owned subsidiary of Parent and (ii) as part of a single overall transaction with the First Merger and pursuant to an integrated plan, the surviving entity of the First Merger will merge with and into Merger Sub II, a disregarded entity for U.S. federal income tax purposes (the “Second Merger”, and together with the First Merger, the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Parent, which includes the Proxy Statement/Prospectus/Information Statement relating to the Merger (the “Proxy Statement/Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Proxy Statement/Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without

AUSTIN         NEW YORK         PALO ALTO         SAN DIEGO         SAN FRANCISCO         SEATTLE         SHANGHAI         WASHINGTON, D.C.

Thermage, Inc.

September     , 2008

any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by Parent, Merger Sub I, Merger Sub II, and Company in the Agreement or the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations to be provided to us by Parent, Merger Sub I, Merger Sub II and Company; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Parent, Merger Sub I, Merger Sub II, or Company or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Based upon and subject to the foregoing, in our opinion, (a) the Merger will qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and (b) the discussion of U.S. federal income tax issues contained in the Registration Statement under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as it relates to statements of law and legal conclusions and subject to the limitations and qualifications described therein, is accurate in all material respects. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation